UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2026

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STRIVE, INC.
(Exact name of Registrant as Specified in Its Charter)

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Nevada	001-41612	88-1293236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Ct., Suite 1400, Dallas, Texas 75201
(Address of principal executive offices and zip code)

Registrant’s Telephone Number, Including Area Code: (855) 427-7360
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	ASST	The Nasdaq Stock Market LLC
Variable Rate Series A Perpetual Preferred Stock, $0.001 par value per share	SATA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Indenture

On January 16, 2026, pursuant to the previously announced Agreement and Plan of Merger, dated as of September 22, 2025, by and among Strive, Inc., a Nevada Corporation (“Strive” or the “Company”), Strive Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Strive (“Merger Sub”) and Semler Scientific, Inc., a Delaware corporation (“Semler Scientific”) (as amended by that certain letter agreement, dated as of December 3, 2025, and as may be further amended, restated or supplemented from time to time, the “Merger Agreement”), Merger Sub merged with and into Semler Scientific (the “Merger”), with Semler Scientific continuing as the surviving corporation and a wholly owned subsidiary of Strive.

Upon the completion of the Merger, Semler Scientific, Strive and U.S Bank Trust Company, National Association, as trustee, entered into a supplemental indenture, dated January 16, 2026 (the “Supplemental Indenture”), to that certain indenture, dated as of January 28, 2025 (such indenture as so amended, supplemented and modified from time to time, the “Indenture”), pursuant to which Semler Scientific issued its outstanding 4.25% Convertible Senior Notes due 2030 (the “Notes”). The Supplemental Indenture provides that, as of the effective time of the Merger (the “Effective Time”), the right of the holders of the Notes that were outstanding as of the Effective Time to convert each $1,000 principal amount of such Notes into shares of common stock of Semler Scientific (“Semler Common Stock”) became a right to convert such principal amount of Notes into the number of shares of Strive’s Class A common stock, par value $0.001 per share (“Strive Common Stock”), that a holder of such number of shares of Semler Common Stock equal to the Conversion Rate (as defined in the Indenture) immediately prior to the Effective Time would have been entitled to receive upon the completion of the Merger; provided, however, that at and after the Effective Time (A) Semler Scientific will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the Notes in accordance with the terms of the Indenture, (B) any amount payable in cash upon conversion of the Notes in accordance with the terms of the Indenture will continue to be payable in cash and (C) the Daily VWAP (as defined in the Indenture) will be calculated (in a manner determined by Semler Scientific in good faith) based on the value of a share of Strive Common Stock.

Upon completion of the Merger, each then-outstanding share of Semler Common Stock was converted into the right to receive 21.05 shares of Strive Common Stock, resulting in an adjusted initial Conversion Rate of 275.3887 shares of Strive Common Stock per $1,000 principal amount of Notes. In addition, the Supplemental Indenture provides for a guarantee of the Notes by Strive. As of the date hereof, $100 million aggregate principal amount of Notes remains outstanding.

As amended by the terms of the Supplemental Indenture, the Notes are general senior, unsecured obligations of Semler Scientific, guaranteed by Strive, and will mature on August 1, 2030, unless earlier converted, redeemed or repurchased. The Notes bear interest at a rate of 4.25% per year, payable semiannually in arrears on February 1 and August 1 of each year. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding May 1, 2030, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2025 (and only during such calendar quarter), if the last reported sale price of Strive Common Stock, for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period, or the measurement period, in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Strive Common Stock and the conversion rate for the Notes on each such trading day; (3) if Semler Scientific calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after May 1, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, Semler Scientific may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of Strive Common Stock or a combination of cash and shares of Strive Common Stock, at Semler Scientific’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Semler Scientific delivers a notice of redemption in respect of the Notes, Semler Scientific will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be. Giving effect to the terms of the Supplemental Indenture, 34,423,480 shares of Strive Common Stock are initially issuable upon conversion of the Notes outstanding as of the date hereof, based on the initial maximum conversion rate of 344.2348 shares of Strive Common Stock per $1,000 principal amount of Notes.

Semler Scientific may not redeem the Notes prior to August 4, 2028. Semler Scientific may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described in the Indenture), at its option, on or after August 4, 2028 and prior to the 21st scheduled trading day immediately preceding the maturity date, if the last reported sale price of Strive Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Semler Scientific provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If Strive undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as set forth in the Indenture, holders may require, subject to certain exceptions, Semler Scientific to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

As amended by the terms of the Supplemental Indenture, the Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving Strive or Semler Scientific after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

●	default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

●	default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

●	failure by Semler Scientific to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;

●	failure by Semler Scientific to give (i) a fundamental change notice or notice of a make-whole fundamental change, in either case when due and such failure continues for five business days, or (ii) notice of a specified corporate transaction when due and such failure continues for one business day;

●	failure by Semler Scientific to comply with its obligations in respect of any consolidation, merger or sale of assets;

●	failure by Semler Scientific to comply with any of Semler Scientific’s other agreements in the Notes or the Indenture for 60 days after written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;

●	default by Strive, Semler Scientific or either of their significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $15.0 million (or its foreign currency equivalent), in the aggregate of Strive, Semler Scientific and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to Strive and Semler Scientific by the trustee or to Strive and Semler Scientific and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and

●	certain events of bankruptcy, insolvency or reorganization of Strive or Semler Scientific or any of their significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default, occurs and is continuing, the trustee by written notice to Semler Scientific or the holders of at least 25% in principal amount of the outstanding Notes by written notice to Semler Scientific and the trustee, may, declare the principal of, and accrued and unpaid interest on, all of the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent Semler Scientific so elects, the sole remedy for an event of default relating to certain failures by Semler Scientific to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day that such event of default is continuing during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default, as long as such event of default is continuing (in addition to any additional interest that may accrue as a result of certain defaults (as set forth in the Indenture).

The Indenture provides that Semler Scientific shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of Semler Scientific and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of Semler Scientific’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not Semler Scientific) is a “qualified successor entity” (as defined in the Indenture), or the successor entity, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor entity (if not Semler Scientific) expressly assumes by supplemental indenture all of Semler Scientific’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

The foregoing description of the Supplemental Indenture and Indenture are qualified in their entirety by reference to the Supplemental Indenture and Indenture, copies of which are filed as Exhibits 4.1 and 4.2 hereto, and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the first paragraph of Item 1.01 of this Current Report on Form 10-K is incorporated herein by reference.

At the Effective Time, on the terms and subject to the conditions set forth in the Merger Agreement, each share of Semler Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Semler Scientific as treasury stock or owned by Strive, Merger Sub or any of their respective subsidiaries immediately prior to the Effective Time, which were cancelled without consideration), was converted into the right to receive 21.05 shares of Strive Common Stock , subject to cash paid in lieu of fractional shares, without interest.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 and Exhibit 2.2 to Amendment No. 1 to Strive’s Form S-4 filed with the Securities and Exchange Commission on December 3, 2025, and is incorporated herein by reference.

Item 2.03, Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Appointment, Election and Ratification of Certain Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2026, in connection with Avik Roy’s (“Mr. Roy”) appointment as Chief Strategy Officer of Strive, Mr. Roy, a Class II director, resigned from the Strive Board of Directors (the “Strive Board”), including from his service on the Audit Committee of the Strive Board (the “Audit Committee”), the Compensation Committee and the Nominating and Corporate Governance Committee of the Strive Board (the “Nominating and Corporate Governance Committee”), effective January 16, 2026.

Mr. Roy’s resignation was not the result of any disagreement with Strive or the Strive Board on any matter relating to the operations, policies or practices of the Company, but instead because Mr. Roy will be joining the Company in a full-time capacity as Chief Strategy Officer and will become a board observer for the Company.

In accordance with the terms of the Merger Agreement, and at the Effective Time, Eric Semler (“Mr. Semler”) was appointed to fill the vacancy on the Strive Board left by the resignation of Mr. Roy, as a Class II director, to serve until his successor is duly elected or appointed and qualified or until his earlier resignation, death or removal.

Eric Semler has served as a member of and chairperson of the Semler Scientific board of directors since April 2023 and became the executive chairman in June 2025. Mr. Semler is a public and private market investor in technology and media. His long/short investment fund, TCS Capital Management, which he founded in 2001 and converted into a family office in 2017, was at its peak among the largest independent technology, media and telecom investment funds worldwide. He currently serves on the board of Fundstrat Global Advisors - an independent financial services firm. Mr. Semler has previously served on three public company boards: Angie’s List, Inc., the Maven Inc., (now known as Arena Group Holdings, Inc.) and Geeknet, Inc. Mr. Semler received a B.A. from Dartmouth College and a J.D. and M.B.A. from Harvard University. Mr. Semler’s deep expertise in capital allocation, digital assets and knowledge of the Bitcoin industry, corporate governance, strategic planning, and investment management qualify him to sit on the Strive Board.

Effective as of Mr. Roy’s resignation, the Strive Board appointed Jonathan F. Macey as a member of the Audit Committee, James A. Lavish as a member of the Compensation Committee, and Mahesh Ramakrishnan as a member of the Nominating and Corporate Governance Committee, to fill the vacancies resulting therefrom.

A copy of the Company’s press release announcing Mr. Roy’s transition into his new role as Chief Strategy Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 16, 2026, the Strive Board nominated the current Class I directors for election as Class I directors for a three-year term, to hold office until the 2029 annual meeting of Strive’s stockholders, and the Strive Board submitted such nomination to Strive’s stockholders for approval. Strive received a written consent in lieu of a meeting of stockholders representing a majority of the voting power of the outstanding shares of voting stock of Strive (such stockholders, the “Majority Stockholders”) approving the election of the Class I directors and the ratification and confirmation of the Class II directors and Class III directors serving on the Strive Board and the 2026 Omnibus Equity Incentive Plan (the “Plan”). Mahesh Ramakrishnan, Jonathan R. Macey, and James Alexander Lavish were elected as Class I directors of Strive to hold office until the 2029 annual meeting of Strive’s stockholders or until their earlier resignation, death or removal. Shirish Jajodia, Eric Semler and Pierre Rochard were ratified and confirmed as Class II directors of Strive to hold office until the 2027 annual meeting of Strive’s stockholders or until their earlier resignation, death or removal. Matthew Cole, Arshia Sarkhani, Brian Logan Beirne, and Benjamin Bartley Pham were ratified and confirmed as Class III directors of Strive to hold office until the 2028 annual meeting of Strive’s stockholders or until their earlier resignation, death or removal.

The general purpose of the Plan is to motivate and reward employees, consultants, advisors, other service providers and non-employee directors who are expected to contribute significantly to Strive’s success to perform at the highest level and to further Strive’s best interests and those of Strive’s stockholders. The Plan permits Strive to grant a variety of forms of awards, including non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and restricted stock units, to allow Strive to adapt its incentive compensation program to meet its needs.

The total number of shares of Strive Common Stock that may be subject to awards granted under the Plan is equal to the number of shares of Strive Common Stock remaining available for grant under the Strive, Inc. Amended and 2022 Equity Incentive Plan as of January 15, 2026, plus 110,789,280 shares of Strive Common Stock. In addition, the number of shares of Strive Common Stock available for issuance under the Plan will automatically increase on the first day of each Company fiscal year following the adoption of the Plan in an amount equal to the least of (i) 46,162,200 shares of Strive Common Stock, (ii) 5% of the aggregate number of shares of Strive Common Stock and Strive’s Class B common stock, par value $0.001 per share (“Strive Class B Common Stock”) outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year and (iii) such number of shares as determined by the Compensation Committee of the Strive Board (“Compensation Committee”) in its discretion.

The Plan is administered by the Compensation Committee. The Compensation Committee may delegate its authority to one or more officers of the Company or a committee of the Board. Among other powers, the Compensation Committee has the authority to interpret the Plan and awards granted thereunder, grant awards, to determine the number of shares of Strive Common Stock that will be subject to the awards and amend the terms of any outstanding awards.

The Strive Board may amend, alter, suspend, discontinue or terminate the Plan, subject to approval of Strive’s stockholders if required by the rules of the stock exchange on which Strive’s shares are principally traded. The Compensation Committee may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such Strive Board or Compensation Committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent, except (i) to the extent that such action is taken to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (ii) to impose any “clawback” or recoupment provisions on any awards in accordance with the terms of the Plan.

The foregoing description of the Plan is only a summary of the Plan and is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Strive plans to file an Information Statement on Schedule 14C (the “Information Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the matters approved by the Majority Stockholders by written consent as described above and mail the definitive Information Statement to Strive’s stockholders notifying them of the action taken by such written consent. Under the applicable SEC regulations, the election of the Class I directors, the ratification and confirmation of the Class II and Class III directors, and the approval of the Plan will become effective on the date that is 20 days from the date of the mailing of the definitive Information Statement to Strive’s stockholders.

Item 8.01 Other Events.

On January 16, 2026, Strive issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of January 28, 2025, between Semler Scientific, Inc. and U.S Bank Trust Company, National Association, as Trustee
4.2	Supplemental Indenture, dated as of January 16, 2026, by and among Semler Scientific, Inc., Strive, Inc., as guarantor and U.S Bank Trust Company, National Association, as Trustee
99.1	Press release, dated January 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strive, Inc.

Date: January 16, 2026	By:	/s/ Matthew Cole
Matthew Cole
Chief Executive Officer